Exhibit 10.1

Sempra Energy

2019 Long-Term Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Sempra Energy, a California corporation (the “Company”), has established an incentive compensation plan to be known as the Sempra Energy 2019 Long-Term Incentive Plan (the “Plan”), as set forth in this document. This Plan has been approved by the Board of Directors of the Company subject to the approval of the shareholders of the Company. This Plan shall be considered adopted upon shareholder approval, shall become effective as of the first day following approval by the Company’s shareholders (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof. This Plan permits the grant of Stock Options (including both Nonqualified Stock Options and Incentive Stock Options), Stock Appreciation Rights, Full Value Awards (including restricted stock, restricted stock units, stock awards, performance awards, and stock payment awards), Dividend Equivalent Awards and Cash-Based Awards).

1.2 Purpose of Plan. The purpose of the Plan is to provide compensation awards to Employees and Directors of the Company and its Subsidiaries that align the interests of such Employees and Directors with the interests of the Company and its shareholders. Further purposes of the Plan are to permit the Company and its Subsidiaries to attract and retain Employees and Directors, to provide Employees and Directors with an opportunity to acquire an equity interest in the Company, and to reward good performance.

1.3 Duration of Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted hereunder but Awards previously granted hereunder shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

1.4 Prior Plan. No further grants shall be made under the Prior Plan from and after the Effective Date of the Plan.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Full Value Awards, Dividend Equivalent Awards or Cash-Based Awards, in each case subject to the terms of the Plan.

2.4 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan or (b) a written statement issued by the Company to a Participant setting forth the terms and provisions of an Award granted under the Plan, in each case, including any amendment or modification thereof. In addition to (or in lieu of) paper award agreements, electronic, Internet, or other non-paper Award Agreements may be used and electronic, Internet or other non-paper means may be used as the means for the acceptance of Awards (if applicable) and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award granted under Article 10 that is denominated in cash at the time of grant.

2.8 “Cause” shall mean, unless otherwise specified in an applicable employment or severance agreement, change in control severance agreement, change in control severance plan or Award Agreement, (a) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) or (b) the Participant’s commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony involving one or more acts of moral turpitude) which have or result in an adverse effect on the Company, monetarily or otherwise, or one or more significant acts of dishonesty. For purposes of subsection (a) of this

Section 2.8, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interests of the Company. Notwithstanding the foregoing, the Participant shall not be deemed terminated for Cause pursuant to subsection (a) of this Section 2.8 unless and until the Participant shall have been provided with reasonable notice of and, if possible, a reasonable opportunity to cure the facts and circumstances claimed to provide a basis for termination of the Participant’s employment for Cause.

2.9 “Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of assets of the Company, except as otherwise provided in subsections (b), (c) and (d) below of this Section 2.9. For purposes of this Section 2.9:

(a)	The following definitions shall apply:

(i)

“change in the ownership of the Company” occurs on the date that any one Person, or more than one Person acting as a Group, acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company;

(ii)	a “change in the effective control of the Company” occurs only on either of the following dates:

(A)

the date any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or

(B)

the date a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election; and

(iii)

a “change in the ownership of a substantial portion of assets of the Company” occurs on the date any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(b)	A “change in the ownership of the Company” or “a change in the effective control of the Company” shall not occur under clause (a)(i) or (a)(ii) by reason of any of the following:

(i)	an acquisition of ownership of stock of the Company directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business;

(ii)

a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iii)

a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities.

(c)

A “change in the ownership of a substantial portion of assets of the Company” shall not occur under clause (a)(iii) by reason of a sale or disposition by the Company of the assets of the Company to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(d)

The definition of “Change in Control” shall be limited to the definition of a “change in control event” relating to the Company under Treasury Regulation Section 1.409A-3(i)(5). A “Change in Control” shall only occur if there is a Change in Control (as determined under the provisions of this Section 2.9 without regard to this paragraph (d)) and a “change in control event” relating to the Company under Treasury Regulation Section 1.409A-3(i)(5) with respect to the applicable Participant.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to Sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the Compensation Committee of the Board (however designated) or a subcommittee thereof, or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two or more Directors, each of whom shall qualify as a “non-employee director” as defined in Rule 16b-3 and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Notwithstanding the foregoing, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Nonemployee Directors, the Committee shall be the Board.

2.12 “Company” means Sempra Energy, a California corporation, and any successor thereto as provided in Section 17.1 herein.

2.13 “Director” means any individual who is a member of the Board of Directors.

2.14 “Disability” has the meaning set forth in the long-term disability plan maintained by the employer of the applicable Participant or a successor entity to such employer.

2.15 “Dividend Equivalent Award” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 9.

2.16 “Effective Date” has the meaning set forth in Section 1.1.

2.17 “Eligible Individual” means any Employee or Director. In addition, individuals who are expected to become Employees or Directors are Eligible Individuals but no grant of an Award to any such individual shall be effective prior to the date on which the individual becomes an Employee or Director.

2.18 “Employee” means any officer or other employee (as defined in accordance with Code Section 3401(c)) of the Company or any Subsidiary.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. For purposes of the Plan, references to Sections of the Exchange Act shall be deemed to include references to any applicable rules and regulations thereunder and any successor provision.

2.20 “Fair Market Value” or “FMV” means, as of any date, the value of a Share determined as follows:

(a)

if Shares are listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, LLC, the value of a Share shall be the closing sales price for a Share as quoted on the principal exchange or system on which Shares are listed for such date (or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal, Bloomberg, or such other source as the Board or the Committee deems reliable;

(b)

if Shares are regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a Share shall be the mean of the high bid and low asked prices for such date (or, if there are no high bid and low asked prices for a Share on the date in question, the high bid and low asked prices for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal, Bloomberg, or such other source as the Board or the Committee deems reliable; or

(c)

if Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a Share for such date, as established by the Board or the Committee in good faith.

For purposes of any Stock Option or SAR that is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5), FMV shall be not less than the fair market value of a Share determined in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv) and for purposes of any Stock Option that is an ISO, FMV shall be determined in accordance with Code Section 422.

2.21 “Good Reason” shall mean, unless otherwise specified in an applicable employment or severance agreement, change in control severance agreement, change in control severance plan or Award Agreement, the occurrence of any of the following without the written consent of the Participant, unless such act or failure to act is corrected by the Company prior to the date of termination specified in a Participant’s notice of termination (which notice of termination must be provided to the Company within one hundred eighty (180) days of the act or failure to act that the Participant alleges to constitute Good Reason and shall identify a date of termination that in no event shall be less than fifteen (15) days nor more than sixty (60) days after the date such notice of termination is given):

(a)	an adverse change in the Participant’s title, authority, duties, responsibilities or reporting lines as in effect immediately prior to the Change in Control;

(b)

a reduction by the Company in the Participant’s aggregate annualized compensation opportunities, except for across-the-board reductions in base salaries, annual bonus opportunities or long-term incentive compensation opportunities of less than ten percent

(10%) similarly affecting all similarly situated employees (both of the Company and of any Person then in control of the Company) of comparable rank with the Participant; or the failure by the Company to continue in effect any material benefit plan in which the Participant participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to other participants, as existed at the time of the Change in Control;

(c)

the relocation of the Participant’s principal place of employment immediately prior to the consummation of the Change in Control (the “Principal Location”) to a location that is both further away from the Participant’s residence and more than thirty (30) miles from such Principal Location, or the Company’s requiring the Participant to be based anywhere other than such Principal Location (or permitted relocation thereof), or a substantial increase in the Participant’s business travel obligations outside of the general area of the Principal Location as of the date of consummation of a Change in Control (without regard to any changes therein in anticipation of the Change in Control), other than any such increase that (i) arises in connection with extraordinary business activities of the Company of limited duration and (ii) is understood not to be part of the Participant’s regular on-going duties with the Company;

(d)

the failure by the Company to pay to the Participant any portion of the Participant’s current compensation and benefits or any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due, accounting for any six-month delay in payment as required to comply with Code Section 409A;

(e)

any purported termination of the Participant’s employment that is not effected pursuant to a notice of termination that sets forth in reasonable detail the facts and circumstances for such termination;

(f)

the failure by the Company to provide any indemnification and/or D&O insurance protection that it is required to be provided to the Participant under any agreement between the Company and the Participant; or

(g)	the failure by the Company to comply with any material provision of any material agreement between the Company and the Participant.

For purposes of this Section 2.21, a Participant’s determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by the finder of fact pursuant to the dispute resolution procedure described in Section 14.4 hereof. The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

2.22 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.23 “Group” shall have the meaning of such term as it is used in Rule 13(d)-5(b)(1) promulgated under the Exchange Act.

2.24 “Incentive Stock Option” or “ISO” means a Stock Option granted under Article 6 to an Employee and that satisfies the requirements of Code Section 422 or any successor provision, and that is designated as an “Incentive Stock Option.” To the extent that a Stock Option is designated as an ISO but fails to satisfy the requirements of Code Section 422, the Stock Option shall be treated as a NQSO for purposes of the Plan.

2.25 “Nonemployee Director” means a Director who is not an Employee.

2.26 “Nonqualified Stock Option” or “NQSO” means a Stock Option that does not meet the requirements of Code Section 422, or that is designated as a “Nonqualified Stock Option.” A Stock Option that is designated as a “Nonqualified Stock Option” shall not be treated as an incentive stock option under Code Section 422. To the extent that a Stock Option is designated as an ISO but fails to satisfy the requirements of Code Section 422, the Stock Option shall be treated as a NQSO for purposes of the Plan unless otherwise provided by the Committee.

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

2.28 “Participant” means any Eligible Individual to whom an Award is granted.

2.29 “Performance Period” means the period of time during which performance goals must be met in order to determine the degree of exercisability, vesting, distribution or payment with respect to an Award.

2.30 “Period of Restriction” means the period during which a Full Value Award is subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion).

2.31 “Person” means an individual, corporation, partnership, limited liability company, estate, trust, or other entity, including a Group.

2.32 “Plan” means the Sempra Energy 2019 Long-Term Incentive Plan, as set forth herein and as amended from time to time.

2.33 “Plan Year” means the calendar year.

2.34 “Prior Plan” means the Sempra Energy 2013 Long-Term Incentive Plan, as amended from time to time.

2.35 “Retirement” means a Participant’s termination of employment at age 55 or older with five (5) years or more years of continuous service with the Company and its Subsidiaries.

2.36 “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as such Rule may be amended from time to time.

2.37 “SAR Grant Price” means the per Share price established for a SAR pursuant to Article 7, used to determine the amount of the payment due upon exercise of the SAR.

2.38 “Share” means a share of common stock of the Company, no par value per share.

2.39 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Participant pursuant to Article 7.

2.40 “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, granted to a Participant pursuant to Article 6.

2.41 “Subsidiary” means: (a) any corporation or other entity (other than the Company), whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock or equity ownership or otherwise and (b) any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise and is designated as a Subsidiary for purposes of the Plan by the Committee. Any entity described in the preceding sentence that was a Subsidiary under the Prior Plan immediately prior to the Effective Date shall be deemed to be a Subsidiary for purposes of this Plan unless otherwise provided by the Committee or until the date on which the entity otherwise fails to satisfy the definition of Subsidiary as set forth in the preceding sentence. In the case of an Incentive Stock Option, a “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.42 “Ten Percent Shareholder” or “10% Shareholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent corporation (as defined in Code Section 424(e)) of the Company or any Subsidiary.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant made hereunder. Determinations by the Committee under the Plan need not be uniform and may be made selectively among Participants. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to conclusively interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards, including in lieu of, or in satisfaction of, compensation earned or to be paid under other compensation plans or agreements of the Company or any Subsidiary, construing any provision of the Plan or any Award Agreement, and, subject to Articles 14 and 15, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice and assistance with respect to any responsibility the Committee or such individuals may have under the Plan. Without limiting the authority to delegate as set forth in the preceding sentence, the Committee may also authorize one or more officers of the Company to designate

Employees to be recipients of Awards, including determining the size of any such Awards; provided, however, that: (a) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee of the Company who is subject to the reporting rules as promulgated in accordance with Section 16 of the Exchange Act, (b) the authorized officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated, and (c) no such delegation shall be permitted if it is prohibited by applicable law or the rules of any stock exchange on which the Shares are listed. Any delegation may be revoked by the Committee at any time.

3.4 Nonemployee Director Awards. The Board shall be responsible for administering the Plan as the Committee with respect to Awards for Nonemployee Directors, subject to the provisions of the Plan.

3.5 Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any Person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any Person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary. The Committee, the individual members thereof, and individuals acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature that may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification is in addition and supplemental to any indemnification provided under the Company’s bylaws, agreements or otherwise.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein and subject to the other terms and conditions of the Plan:

(a)	The maximum number of Shares available for issuance to Participants under the Plan shall be Seven Million Seven Hundred Thousand (7,700,000) Shares.

(b)	The maximum number of Shares that may be issued pursuant to ISOs granted under the Plan shall be Seven Million Seven Hundred Thousand (7,700,000) Shares.

The Shares with respect to which Awards may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

4.2 Share Usage. Any Shares subject to Awards under the Plan that terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares, or that are subject to an Award that is settled in cash, shall be available again for grant under the Plan. Shares withheld or surrendered in satisfaction of the exercise price or taxes relating to an Award under the Plan shall not constitute shares issued to Participants and shall be again available for grant under the Plan; provided, however, that (a) the full number of Shares subject to a Stock Option, SAR or other Award shall be counted for purposes of determining compliance with the Annual Award Limits set forth in Section 4.3 and (b) no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an ISO. For purposes of applying the limitations of Section 4.1, each Share delivered pursuant to an Award shall be counted as covering one Share and shall reduce the number of Shares available for delivery under the Plan by one Share. For the avoidance of doubt, upon stock settlement of SARs, the gross number of Shares subject to the SARs originally granted shall be counted as issued for purposes of the limitations of Section 4.1, regardless of the number of SARs actually issued upon such stock settlement. To the extent expressly provided by an Award Agreement or other governing arrangement under the Plan, any Award may be settled in cash rather than Shares.

4.3 Annual Award Limits. The following limits (each an “Annual Award Limit,” and collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.4, shall apply to grants of Awards under the Plan:

(a)

Full Value Awards. The maximum aggregate number of Shares subject to Full Value Awards granted in any Plan Year to any Participant other than a Nonemployee Director shall be Five Hundred Thousand (500,000).

(b)

Dividend Equivalent Awards. The maximum aggregate number of Shares subject to Dividend Equivalent Awards granted in any Plan Year to any Participant other than a Nonemployee Director shall be Five Hundred Thousand (500,000).

(c)

Stock Options and SARs. The maximum aggregate number of Shares subject to Stock Option and SAR Awards granted in any Plan Year to any Participant other than a Nonemployee Director shall be Seven Hundred and Fifty Thousand (750,000).

(d)

Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards to any Participant other than a Nonemployee Director in any Plan Year shall be Ten Million dollars ($10,000,000).

The sum of any cash compensation or other compensation and the value (determined as of the Grant Date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 or a successor thereto) of any Awards granted to a Nonemployee Director as compensation for services as a Nonemployee Director during any Plan Year may not exceed One Million dollars ($1,000,000). The Committee may make exceptions to this limit for individual Nonemployee Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation.

If an Award is denominated in Shares but an equivalent amount of cash is delivered in lieu of delivery of Shares, the foregoing limits of this Section 4.3 shall be applied based on the methodology used by the Committee to convert the number of Shares into cash. If the Awards are denominated in cash but an equivalent amount of stock is delivered in lieu of delivery of cash, the limits of this Section 4.3 shall be applied based on the methodology used by the Committee to convert the amount of cash into Shares. If delivery of Shares or cash is deferred until after the Shares or cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Shares or cash is earned shall be disregarded for purposes of the Annual Award Limits.

4.4 Capitalization Adjustments. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee shall, in its sole discretion including in order to prevent dilution or enlargement of Participants’ rights under the Plan and outstanding awards, substitute or adjust, as applicable, the number and kind of shares (or other securities) that may be issued under the Plan or under particular forms of Awards, the number and kind of shares (or other securities) subject to outstanding Awards, the Option Price or SAR Grant Price applicable to outstanding Awards, the Annual Award Limits, and the terms and conditions of outstanding Awards. Notwithstanding anything herein to the contrary, the Committee may not take any such action as described in this Section 4.4 that would cause an Award to fail to comply with Code Section 409A or the Treasury Regulations thereunder, to the extent applicable to such Award. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on the Company and all Participants and other parties having any interest in an Award under the Plan. For the avoidance of doubt, the issuance by the Company of any (a) Shares under the Plan, the Prior Plan (or any predecessor thereto), or under any qualified or nonqualified retirement plan or incentive plan subject to a registration statement filed by the Company with the Securities Exchange Commission under Form S-8 or any successor thereto, (b) Shares or stock of any class, or securities convertible, exchangeable, or exercisable into Shares or stock of any class, in each case, for cash in connection with the sale by the Company in a public or private offering, and (c) Shares or stock of any class upon exercise, exchange, or conversion of convertible, exchangeable, or exercisable securities issued by the Company in any public or private offering, in each case, shall not affect, and no substitution or adjustment by reason thereof shall be made with respect to, Awards then outstanding, the number or kind of shares (or other securities) that may be issued under the Plan or under the particular forms of Awards, the Option Price or SAR Grant Price applicable to outstanding Awards, the Annual Award Limits, and the terms and conditions of outstanding Awards.

4.5 Substitute Awards. Subject to the provisions of the Plan and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder or the Annual Award Limits, the Committee may authorize the grant of substitute Awards under the Plan in connection with any merger, consolidation, recapitalization, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

Article 5. Eligibility and Participation

Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those individuals who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Subsidiaries.

Article 6. Stock Options

6.1 Grant of Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Eligible Individuals at any time and from time to time as determined by the Committee; provided, however, that ISOs may be granted only to Employees of the Company or any Subsidiary. Subject to the terms and conditions of the Plan, the grant of each Stock Option shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant and in determining the terms and conditions pertaining to such Stock Options that are not inconsistent with the terms of the Plan, including the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries. The Award Agreement evidencing the grant of a Stock Option shall specify whether the Stock Option is intended to be an ISO or a NQSO.

6.2 Option Price. The Option Price for each grant of a Stock Option under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date; and provided further that, if any Employee to whom an ISO is granted is a 10% Shareholder, then the Option Price shall be at least equal to one hundred ten percent (110%) of the FMV of the Shares as determined on the Grant Date. Notwithstanding the foregoing, any Stock Option granted under the Plan in replacement or substitution for awards under plans and arrangements of the Company or a Subsidiary that are assumed in business combinations may provide for Option Prices that are less than the FMV of the Shares the time of the replacement grants provided that the Committee determines that such Option Price is appropriate to preserve the economic benefit of the award.

6.3 Term of Stock Options. Each Stock Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Option shall be exercisable on or after the tenth (10th) anniversary date of its grant; provided, however, that in the case of the grant of an ISO to a 10% Shareholder, the term of the Stock Option shall not exceed five (5) years measured from the Grant Date.

6.4 Exercise of Stock Options. Stock Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, which terms and restrictions need not be the same for each grant or for each Participant. On the last trading day before an outstanding vested Stock Option expires, if the aggregate Fair Market Value of the Shares subject to the unexercised Stock Option exceeds the aggregate Option Price of the unexercised Stock Option by at least $50.00, such Stock Option shall automatically be exercised at the Fair Market Value of a Share on such day, with the number of Shares, less the number of Shares withheld to pay the exercise price and taxes, delivered to the Participant, provided that such Stock Option shall not be so exercised if the Option Price equals or exceeds the Fair Market Value of a Share on such day.

6.5 Payment. Stock Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company, or by complying with any alternative procedures that may be authorized by the Committee, in each case, setting forth the date the Stock Option was granted and the number of Shares with respect to which the Stock Option is to be exercised and accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which a Stock Option shall be exercised shall be the payment of the Option Price. Unless otherwise provided in the Award Agreement, the Option Price of any Stock Option shall be payable to the Company in full, (a) in cash or its equivalent, (b) by a cashless (broker-assisted) exercise (with such cashless exercise to be subject to terms and conditions, if any, as the Committee may impose, in its sole direction), or (c) by such other methods as are authorized by the Committee in its sole discretion, whether by an Award Agreement or otherwise, including, without limitation, (i) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (ii) by surrendering Shares otherwise then issuable upon exercise of the Stock Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price, or (iii) by a combination of the foregoing, subject to such terms and conditions, if any, as the Committee, in its sole discretion, may impose. Subject to any governing rules or regulations, as soon as reasonably practicable after receipt of notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant the number of Shares purchased under the Stock Option (taking into account, if applicable, any Shares otherwise issuable upon exercise that were surrendered in satisfaction of the exercise price or tax withholding). Unless otherwise directed by the Participant, any Shares issued to the Participant shall be evidenced as book entry shares.

6.6 Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions, if any, on Shares acquired pursuant to the exercise of a Stock Option as it determines to be desirable, including, without limitation, minimum holding requirements, restrictions under the policies of the Company or any Subsidiary, restrictions under applicable law or the requirements of any stock exchange or market upon which the Shares are listed or traded, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, Share ownership by the Participant, conformity with the Company’s recoupment or clawback policies, compliance with restrictive covenants and such other factors as the Committee determines to be appropriate.

6.7 Limits on ISOs. In the case of ISOs, to the extent that the aggregate fair market value of Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as NQSOs to the extent required by Code Section 422. Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a NQSO. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.8 No Repricing. Except for either adjustments pursuant to Section 4.4 or reductions of the Option Price approved by the Company’s shareholders, the Option Price for any outstanding Stock Option may not be decreased after the date of grant nor may an outstanding Stock Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement or substitute Stock

Option with a lower Option Price or a SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s shareholders, in no event shall any Stock Option granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Option Price of the Stock Option is greater than the then current Fair Market Value of a Share.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of the Plan, the grant of each SAR shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award. The Committee shall have complete discretion in determining the number of SARs granted to each Participant and in determining the terms and conditions pertaining to such SARs that are not inconsistent with the terms of the Plan, including the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries.

7.2 SAR Grant Price. The SAR Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the SAR Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. Notwithstanding the foregoing, any SAR granted under the Plan in replacement or substitution for awards under plans and arrangements of the Company or a Subsidiary that are assumed in business combinations may provide for SAR Grant Prices that are less than the FMV of the Shares the time of the replacement grants or substitute awards provided that the Committee determines that such SAR Grant Price is appropriate to preserve the economic benefit of the award.

7.3 Term of SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant.

7.4 Exercise of SARs. SARs granted under this Article 7 shall be exercised at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. On the last trading day before an outstanding vested SAR expires, if the aggregate Fair Market Value of the Shares subject to the unexercised SAR exceeds the aggregate exercise price of the unexercised SAR by at least $50.00, such SAR shall automatically be exercised at the Fair Market Value of a Share on such day, with the number of Shares, less the number of Shares (or value of cash, if applicable) withheld to pay the SAR Grant Price and taxes, delivered to the Participant, provided that such SAR shall not be so exercised if the SAR Grant Price equals or exceeds the Fair Market Value of a Share on such day.

7.5 Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the SAR Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

7.6 Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on Shares or cash acquired pursuant to the exercise of a SAR as it determines to be desirable, including, without limitation, minimum holding requirements, restrictions under the policies of the Company or any Subsidiary, restrictions under applicable law or the requirements of any stock exchange or market upon which the Shares are listed or traded, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, Share ownership by the Participant, conformity with the Company’s recoupment or clawback policies, compliance with restrictive covenants and such other factors as the Committee determines to be appropriate.

7.7 No Repricing. Except for either adjustments pursuant to Section 4.4 or reductions of the SAR Grant Price approved by the Company’s shareholders, the SAR Grant Price for any outstanding SAR may not be decreased after the date of grant nor may an outstanding SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement SAR with a lower SAR Grant Price or a Stock Option with a lower Option Price or a Full Value Award. Except as approved by the Company’s shareholders, in no event shall any SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the SAR Grant Price of the SAR is greater than the then current Fair Market Value of a Share.

Article 8. Full Value Awards

8.1 Definition. A “Full Value Award” is a grant of one or more Shares or a right to receive one or more Shares in the future (including restricted stock, restricted stock units, deferred stock units, performance shares, performance-based restricted stock units, and stock payment awards). Such grants may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due, contingent on the achievement of performance or other objectives (including completion of service) during a specified period, subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, and/or may be granted for other purposes and shall be subject to such conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Such grants may be made under other arrangements that are treated as subplans of the Plan and, in such case, shall be treated as granted as the grant of an Award under the Plan.

8.2 Terms and Conditions. The Committee shall determine all terms and conditions of Full Value Awards including any Period(s) of Restriction, the number of Shares subject to the Full Value Award, the extent to which the Participant shall have the right to retain the Full Value Award following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, and such other provisions as the Committee shall determine that are not inconsistent with the terms of the Plan. The Committee may impose such conditions and/or restrictions on any Shares subject a Full Value Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting or settlement of such Full Value Awards. To the extent deemed appropriate by the Committee, during any Period(s) of Restriction, the Company may retain in the Company’s possession the certificates representing Shares subject to a Full Value Award until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

8.3 Certificate Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares. In addition to any legends placed on certificates pursuant to this Section 8.3 or otherwise as determined by the Committee, each certificate representing Shares granted pursuant to the Plan as a Full Value Award may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE OR REPURCHASE PROVISIONS SET FORTH IN THE SEMPRA ENERGY 2019 LONG-TERM INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT BETWEEN THE HOLDER OF THE SHARES AND SEMPRA ENERGY, A COPY OF EACH OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SEMPRA ENERGY.

8.4 Voting Rights. Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares that are subject to a Full Value Award shall be granted the right to exercise full voting rights with respect any shares issued in connection with the Full Value Award, including during any Period of Restriction. A Participant shall have no voting rights with respect to any Shares subject to a Full Value Award unless shares subject to the Full Value Award have been issued and are outstanding.

8.5 Dividends and Other Distributions. Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, a Full Value Award shall be credited with dividends or dividend equivalent rights based on dividends paid with respect to the underlying Shares subject to the Full Value Award assuming that the dividends were reinvested in Shares (and any dividends on such Shares were reinvested in Shares) during such Period of Restriction and otherwise in the manner specified under the terms of the Award; provided, however, that no dividends or dividend equivalent rights shall be paid or settled on Full Value Awards that have not vested or been earned based on the restrictions applicable to the Full Value Award. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalent rights, including cash, Shares, or Full Value Awards that are subject to restrictions determined by the Committee. In the absence of such determination, dividend equivalent rights shall be paid in Shares.

8.6 Section 83(b) Election. The Committee may provide in an Award Agreement that a Full Value Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b), to the extent that such election would apply to the Full Value Award. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Full Value Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.7 Post-Payment or Settlement Restrictions. The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the payment or settlement of a Full Value Award as it determines to be desirable, including, without limitation, minimum holding requirements, restrictions under the policies of the Company or any Subsidiary, restrictions under applicable law or the requirements of any stock exchange or market upon which the Shares are listed or traded, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, Share ownership by the Participant, conformity with the Company’s recoupment or clawback policies, compliance with restrictive covenants and such other factors as the Committee determines to be appropriate.

Article 9. Dividend Equivalent Awards

9.1 Grant of Dividend Equivalent Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Dividend Equivalent Awards to Participants with respect to: (a) the Shares subject to another Award or (b) such number of Shares as the Committee shall specify. A Dividend Equivalent Award shall represent the right to receive Shares or cash, determined based on the dividends that a Participant would have received had the Participant held the number of Shares subject to such other

Award, or the number of Shares specified by the Committee, as applicable, for all or any portion of the period from the Grant Date of the Dividend Equivalent Award to the date of the vesting, payment, settlement, distribution or expiration of such other Award, as determined by the Committee, or the date specified under the Dividend Equivalent Award, and, to the extent such Divided Equivalent Awards are not distributed or paid currently, assuming that the dividends were reinvested in Shares (and any dividends on such Shares were reinvested in Shares) during such period of reinvestment and otherwise in the manner specified under the terms of the Award. Notwithstanding the foregoing, no Dividend Equivalent Award shall be granted with respect to Stock Options or SARs and no Dividend Equivalent Award with respect to a Full Value Award shall be paid or settled with respect to Shares subject to the underlying Full Value Award that have not vested or been earned based on the restrictions applicable to the Full Value Award.

9.2 Form and Timing of Distribution or Payment of Dividend Equivalent Awards. Distribution or payment of the Shares, or payment of the cash value of the Shares, earned pursuant to Dividend Equivalent Awards shall be as determined by the Committee and as evidenced in the Award Agreement (including the Award Agreement relating to another Award with respect to which the Dividend Equivalent Award relates). In the absence of such a determination, a Dividend Equivalent Award shall be paid in Shares. Any Shares issued pursuant to Dividend Equivalent Awards may be granted subject to any restrictions deemed appropriate by the Committee.

Article 10. Cash-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such value as the Committee may determine.

10.2 Value of Cash-Based Awards. Each Cash-Based Award shall specify a payment amount or amounts as determined by the Committee. The Committee may establish performance goals in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

Article 11. Transferability of Awards

Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, but in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 registration statement under the Securities Act of 1933, as amended from time to time). Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Awards (other than ISOs) granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards (other than ISOs), if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. Notwithstanding the foregoing, no ISO (or Award that results in a deferral of compensation as defined in Code Section 409A) granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

Article 12. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 13. Rights of Participants

13.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company or any Subsidiary at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company and/or its Subsidiaries and, accordingly, subject to Articles 3, 14 and 15, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Subsidiaries. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

13.2 Rights as a Shareholder. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the date a certificate has been delivered to the Participant or book entries evidencing such Shares have been recorded by the Company or its transfer agent or are otherwise issued and outstanding.

Article 14. Change in Control

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article 14 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award and as expressly reflected in the applicable Award Agreement, or unless otherwise provided in an individual severance or employment agreement to which a Participant is a party.

14.1 Replacement Awards. Upon a Change in Control, each then-outstanding Award may be adjusted or substituted in accordance with Section 4.4 (subject to the limitations set forth therein) with an award that meets the criteria set forth in this Section 14.1 (each, a “Replacement Award,” and each adjusted or substituted Award, a “Replaced Award”). An adjusted or substituted award meets the conditions of this Section 14.1 (and hence qualifies as a Replacement Award) if (a) it is of the same type (e.g., stock option for Stock Option, Full Value Award in the form of restricted stock for a Full Value Award in the form of restricted stock, etc.) as the Replaced Award, (b) it has a value that is approximately the same as, but does not exceed the value of, the Replaced Award, (c) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (d) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are determined under the same methodology as was applicable to the Replaced Award (subject to any applicable changes in tax laws), and (e) its other terms and conditions are approximately the same but are not more favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.1 are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Stock Options by reference to either their intrinsic value or their fair value.

14.2 Full Vesting/Termination. In the event that a Participant does not receive a Replacement Award that meets the conditions set forth in Section 14.1 with respect to any of his or her outstanding Awards upon a Change in Control, each such then-outstanding Award will be cancelled in exchange for a cash payment or other consideration generally provided to shareholders in the applicable transaction equal to the current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed, and any applicable performance goals will be deemed to have been achieved at the greater of target level as of the date of such vesting or the actual performance level had the Performance Period ended on the date of the Change in Control, provided that in the case of a Stock Option or SAR, the amount of such payment may be the excess of the value of the Shares subject to the Stock Option or SAR at the time of the transaction over the Option Price. For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards, then the Company or its successor in the Change in Control may terminate all Awards whose Option Price or SAR Grant Price, as applicable, is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

14.3 Termination Post-Change in Control. If a Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death, Disability or Retirement, in any case during the three year period commencing on the date of a Change in Control, then (a) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at the greater of target level as of the date of such vesting or the actual performance level had the Performance Period ended on the date of such vesting) and (b) all Stock Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Stock Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

14.4 Dispute Resolution. Unless a Participant is subject to a dispute resolution provision in an individual agreement (other than an Award Agreement) to which a Participant and the Company or any of its Affiliates are parties, any disagreement, dispute, controversy or claim arising out of or relating to the existence of Cause or Good Reason shall be settled pursuant to the dispute resolution provision set forth in the Participant’s applicable Award Agreement(s).

14.5 Code Section 409A. No action shall be taken under this Article 14 that shall cause an Award to fail to comply with Code Section 409A or the Treasury Regulations thereunder, to the extent applicable to such Award.

Article 15. Amendment, Modification, Suspension, and Termination

15.1 Amendment, Modification, Suspension, and Termination. Subject to Section 15.2, the Board or Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, except as provided in Section 15.2, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any outstanding Award previously granted under the Plan without the written consent of the affected Participant; and provided, further that, that without the prior approval of the Company’s shareholders, no amendment of the Plan shall be made without shareholder approval (a) to the provisions of Section 6.8 or 7.7 (relating to Stock Option or SAR repricing), (b) if such amendment would increase the maximum number of Shares available for issuance to Participants under the Plan (except as otherwise permitted under Section 4.4), or (c) if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the New York Stock Exchange Listed Company Manual.

15.2 Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may amend the Plan or an Award Agreement pursuant to the following:

(a)

The Board or the Committee may amend the Plan or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 15.2 to any Award granted under the Plan without further consideration or action.

(b)

The Board or the Committee may amend the Plan or an Award Agreement to (i) exempt the Award from the requirements of Code Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

Article 16. Withholding

16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, local and foreign taxes required by law or regulation to be withheld with respect to any taxable event relating to an Award. Except as expressly provided in Section 16.2, the Company shall have the authority to determine the method of withholding in its sole discretion and such withholding method shall be communicated to the Participant.

16.2 Share Withholding. With respect to withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on or settlement, as applicable, of Full Value Awards, or upon the achievement of performance goals related to Awards, or any other taxable event arising as a result of an Award granted hereunder, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares to which the Participant would otherwise be entitled to receive upon exercise or settlement of the Award (or accepting the surrender of Shares that the Participant already owns) having a Fair Market Value on the date the tax is to be determined equal to the minimum amount necessary to satisfy the federal, state, local and foreign taxes required by law or regulation to be withheld with respect to such transaction. Subject to the foregoing, the terms upon which Share withholding shall be administered by the Company may be set forth in the Award Agreement.

Article 17. General Provisions

17.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

17.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.4 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or qualification of the Shares under any applicable federal, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

17.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and/or practices in other countries in which the Company and its Subsidiaries operate or have Employees or Directors or to enact provisions desirable for administration or necessary to obtain favorable tax or accounting treatment in such other countries, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan, (b) determine which Employees or Directors outside the United States are eligible to participate in the Plan, (c) subject to Section 15.1, modify or supplement the terms and conditions of any Award granted to Employees or Directors outside the United States (which, in the absence of Committee action to the contrary, may be so modified by an officer of the Company), (d) establish subplans and modify exercise procedures, in each case with respect to Employees and Directors outside of the United States (any such subplans, modifications and/or supplements shall be attached to the Plan as appendices), provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Article 4, except as otherwise permitted under Section 4.4, and (e) take any action, before or after an Award is made to an Employee or Director outside of the United States, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions, approvals or practices (which, in the absence of Committee action to the contrary, may be so modified by an officer of the Company). Notwithstanding the foregoing provisions of this Section 17.8, the Committee may not take any actions hereunder, and no Awards shall be granted (and the Company shall have no obligation to deliver any Shares), that would violate the Exchange Act, the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law with respect to employees based outside the United States.

17.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

17.11 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

17.12 Recoupment/Forfeiture. Notwithstanding any other provision of the Plan to the contrary, unless otherwise specified by the Committee (including in an Award Agreement), any Awards under the Plan and any Shares or cash issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

17.13 Code Section 409A. It is intended that any Award made under the Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with or is exempt from the requirements of Code Section 409A.

(a)

To the extent applicable, the Plan and any Award Agreement shall be interpreted in accordance with Code Section 409A and the Treasury Regulations and other guidance promulgated thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. For purposes of the foregoing, with respect to any Award that results in a deferral of compensation as defined in Code Section 409A and that is subject to settlement or payment upon a Participant’s termination of employment shall be settled or paid, as applicable, only if such termination of employment qualifies as a separation from service within the meaning of Code Section 409A.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any Award that results in a deferral of compensation as defined in Code Section 409A to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any Award that results in a deferral of compensation as defined in Code Section 409A may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but, unless otherwise provided in the Award Agreement, will instead pay it on the first business day of the seventh month after such separation from service.

(d)

The time or schedule of payment with respect to any Award that results in the deferral of compensation may be accelerated as permitted by Treasury Regulation Section 1.409A-3(j)(4)(ii) to the extent necessary to fulfill a domestic relations order as defined in Code Section 414(p)(1)(B).

(e)

Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17.14 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

17.15 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

17.16 Governing Law; Exclusive Jurisdiction and Venue. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement.